EXHIBIT 4.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

The following descriptions of our capital stock and of certain provisions of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), as amended, our Amended and Restated Bylaws (“Bylaws”), and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of our Certificate of Incorporation, our Bylaws, and the General Corporation Law of the State of Delaware (the “DGCL”).

When used herein, the terms “Company,” “we,” “our,” and “us” refer to Mustang Bio, Inc.

Authorized Capital Stock

The Company is authorized to issue (i) 200,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of which 1,000,000 shares are designated as Class A Common Stock and the remainder are undesignated Common Stock, and (ii) 2,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 250,000 are designated as Class A Preferred Stock and the remainder are undesignated Preferred Stock.

Common Stock

Voting Rights

The holders of our Common Stock are entitled to one vote per share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Holders of our Common Stock do not have cumulative voting rights. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock, including Class A Common Stock, outstanding at that time after payment of other claims of creditors, if any.

Preemptive, Conversion, or Similar Rights

The holders of our Common Stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.

Dividends

The holders of outstanding shares of Common Stock, including Class A Common Stock, are entitled to receive dividends out of funds legally available at the times and in the amount that our Board of Directors may determine. All dividends are non-cumulative. No dividend or other distribution shall be paid or declared and set apart for payment (other than dividends payable solely in capital stock on the capital stock of the Company) on the shares of Common Stock of the Company until all dividends on the Class A Preferred Stock shall have been paid or declared and set apart for payment.

Class A Common Stock

Voting Rights

The holders of our Class A Common Stock are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Class A Common Stock held by such holder are convertible. For a period of ten (10) years from issuance, the holders of the Class A Common Stock have the right to appoint one member of the Board of Directors of the Company. To date, the holders of Class A Common Stock have not yet appointed such director.

Preemptive, Conversion, or Similar Rights

Each share of Class A Common Stock is convertible, at the option of the holder, into one fully paid and nonassessable share of Common Stock, subject to certain adjustments. If the Company, at any time effects a subdivision or combination of the outstanding Common Stock (by any stock split, stock dividend, recapitalization, reverse stock split or otherwise), the applicable conversion ratio in effect immediately before that subdivision is proportionately decreased or increased, as applicable, so that the number of shares of Common Stock issuable on conversion of each share of Class A Common Stock shall be increased or decreased, as applicable, in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving the Company occurs in which the Common Stock (but not the Class A Common Stock) is converted into or exchanged for securities, cash or other property, then each share of Class A Common Stock becomes convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of the Class A Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction.

Preferred Stock

Class A Preferred Stock

The Class A Preferred Stock is identical to our Common Stock other than as to voting rights, conversion rights, and the PIK dividend right.

Voting Rights

On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A Preferred Stock will be entitled to cast for each share of Class A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the number of shares of outstanding Common Stock and (B) the whole shares of Common Stock in to which the shares of outstanding Class A Common Stock and the Class A Preferred Stock are convertible, and the denominator of which is the number of shares of outstanding Class A Preferred Stock. Thus, the Class A Preferred Stock will at all times constitute a voting majority. Except as provided by law or by the provisions of our Certificate of Incorporation, the holders of Class A Common Stock and Class A Preferred Stock will vote together with the holders of Common Stock as a single class.

Preemptive, Conversion, or Similar Rights

Each share of Class A Preferred Stock is convertible, at the option of the holder, into one fully paid and nonassessable share of Common Stock, subject to certain adjustments. If the Company, at any time effects a subdivision or combination of the outstanding Common Stock (by any stock split, stock dividend, recapitalization, reverse stock split or otherwise), the applicable conversion ratio in effect immediately before that subdivision is proportionately decreased or increased, as applicable, so that the number of shares of Common Stock issuable on conversion of each share of Class A Preferred Stock shall be increased or decreased, as applicable, in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving the Company occurs in which the Common Stock (but not the Class A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Class A Preferred Stock becomes convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of the Class A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction.

Dividends

The holders of the outstanding shares of Class A Preferred Stock receive on each January 1 (each a “PIK Dividend Payment Date”) after the original issuance date of the Class A Preferred Stock until the date all outstanding Class A Preferred Stock is converted into Common Stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and non-assessable shares of Common Stock such that the aggregate number of shares of Common Stock issued pursuant to such PIK dividend is equal to 2.5% of the Company’s fully-diluted outstanding capitalization on the date that is one business day prior to any PIK Dividend Payment Date (“PIK Record Date”). In the event the Class A Preferred Stock converts into Common Stock, the holders shall receive all PIK dividends accrued through the date of such conversion. No dividend or other distribution shall be paid, or declared and set apart for payment (other than dividends payable solely in capital stock on the capital stock) on the shares of Common Stock until all PIK dividends on the Class A Preferred Stock shall have been paid or declared and set apart for payment. All dividends are non-cumulative.

Warrants to Purchase Common Stock

Series A-1 and A-2 Warrants

As of December 31, 2024, there were 337,552 Series A-1 warrants (the “Series A-1 Warrants”) outstanding to purchase up to 337,552 shares of Common Stock and 337,552 Series A-2 warrants (the “Series A-2 Warrants”) outstanding to purchase up to 337,552 shares of Common Stock.

Duration and Exercise Price

Each Series A-1 and Series A-2 Warrant has an exercise price of $11.85 per share and became exercisable on the effective date of stockholder approval of the issuance of the shares upon exercise of such warrants (“May Warrant Stockholder Approval”). The exercise price and number of shares of Common Stock issuable upon exercise of the Series A-1 and Series A-2 Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series A-1 and Series A-2 Warrants are issued in certificated form only. The Series A-1 Warrants expire on the five-year anniversary of the May Warrant Stockholder Approval. The Series A-2 Warrants will expire on the twenty-four-month anniversary of the May Warrant Stockholder Approval.

Exercisability

The Series A-1 and Series A-2 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A-1 or Series A-2 Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of the Series A-1 and Series A-2 Warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising their Series A-1 or Series A-2 Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-1 and Series A-2 Warrants and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series A-1 or Series A-2 Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A-1 and Series A-2 Warrants by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A-1 and Series A-2 Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Series A-1 and Series A-2 Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Exchange Listing

The Series A-1 Warrants and Series A-2 Warrants are not listed on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Series A-1 and Series A-2 Warrants, or by virtue of the holder’s ownership of shares of Common Stock, such holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holder exercises their Series A-1 and Series A-2 Warrants.

Amendments

The Series A-1 and Series A-2 Warrants may be modified or amended with the written consent of the holder of such warrants and us.

Series B-1 and Series B-2 Warrants

As of December 31, 2024, there were 337,552 Series B-1 warrants (the “Series B-1 Warrants”) outstanding to purchase up to 337,552 shares of Common Stock and 337,552 Series B-2 warrants (the “Series B-2 Warrants”) outstanding to purchase up to 337,552 shares of Common Stock.

Duration and Exercise Price

Each Series B-1 and Series B-2 Warrant has an exercise price equal to $13.50 per share and became exercisable on the effective date of stockholder approval of the issuance of the shares upon exercise of such warrants (“October Warrant Stockholder Approval”). The exercise price and number of shares of Common Stock issuable upon exercise of the Series B-1 and Series B-2 Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series B-1 and Series B-2 Warrants are issued in certificated form only. The Series B-1 Warrants will expire on the five-year anniversary of the October Warrant Stockholder Approval. The Series B-2 Warrants will expire on the twelve (12) month anniversary of the October Warrant Stockholder Approval.

Exercisability

The Series B-1 and Series B-2 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder (together with their affiliates) may not exercise any portion of their Series B-1 or B-2 Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of the Series B-1 and Series B-2 Warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising their Series B-1 or Series B-2 Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B-1 and Series B-2 Warrants, and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series B-1 and Series B-2 Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series B-1 and Series B-2 Warrants by the holder under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the Series B-1 and Series B-2 Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Series B-1 and Series B-2 Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Exchange Listing

The Series B-1 Warrants and Series B-2 Warrants are not listed on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Series B-1 and Series B-2 Warrants, or by virtue of the holder’s ownership of shares of Common Stock, such holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holder exercises their Series B-1 and Series B-2 Warrants.

Amendments

The Series B-1 and Series B-2 Warrants may be modified or amended with the written consent of the holder of such warrants and us.

June 2024 Warrants

As of December 31, 2024, there were 122,600 warrants (the “June Warrants”) outstanding to purchase up to 122,600 shares of Common Stock.

Duration and Exercise Price

Each June Warrant has an exercise price equal to $20.50 per share and became exercisable upon issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the June Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The June Warrants are issued in certificated form only. The June Warrants will expire five (5) years from the date on which stockholder approval is received with respect to the issuance of the shares of Common Stock issuable upon exercise of the June Warrants (the “June Warrant Stockholder Approval”).

Exercisability

The June Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder (together with their affiliates) may not exercise any portion of their June Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of the June Warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising their June Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June Warrants, and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its June Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the June Warrants by the holder under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the June Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the June Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Exchange Listing

The June Warrants are not listed on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the June Warrants, or by virtue of the holder’s ownership of shares of Common Stock, such holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holder exercises their June Warrants.

Amendments

The June Warrants may be modified or amended with the written consent of the holder of such warrants and us.

October 2023 Warrants

As of December 31, 2024, there were 51,764 warrants (the “October Warrants”) outstanding to purchase up to 51,764 shares of Common Stock.

Duration and Exercise Price

Each October Warrant has an exercise price equal to $11.85 per share and became exercisable on the effective date of the May Warrant Stockholder Approval. The exercise price and number of shares of Common Stock issuable upon exercise of the October Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The October Warrants are issued in certificated form only. The October Warrants expire on the five year anniversary of the May Warrant Stockholder Approval.

Exercisability

The October Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder (together with their affiliates) may not exercise any portion of their October Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of the Series October Warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising their October Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the October Warrants, and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its October Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the October Warrants by the holder under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the October Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the October Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Exchange Listing

The October Warrants are not listed on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the October Warrants, or by virtue of the holder’s ownership of shares of Common Stock, such holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holder exercises their October Warrants.

Amendments

The October Warrants may be modified or amended with the written consent of the holder of such warrants and us.

Placement Agent Warrants

As of December 31, 2024, there were:

●	3,104 placement agent warrants (the “2023 Placement Agent Warrants”) outstanding to purchase up to 3,104 shares of Common Stock;

●	20,251 placement agent warrants (the “May 2024 Placement Agent Warrants”) outstanding to purchase up to 20,251 shares of Common Stock;

●	7,355 placement agent warrants (the “June 2024 Placement Agent Warrants”) outstanding to purchase up to 7,355 shares of Common Stock; and

●	20,251 placement agent warrants (the “October 2024 Placement Agent Warrants”) outstanding to purchase up to 20,251 shares of Common Stock.

Duration and Exercise Price

The 2023 Placement Agent Warrants have an exercise price of $106.25 per share and became exercisable upon issuance. Each May 2024 Placement Agent Warrant and October 2024 Placement Agent Warrant has an initial exercise price equal to $14.82 per share and became exercisable beginning on the effective date of the May Stockholder Approval and October Stockholder Approval, as applicable. The June 2024 Placement Agent Warrants have an exercise price of $25.63 per share and became exercisable upon issuance.

Each Placement Agent Warrant expires five years from the commencement of sales in the respective offerings to which they relate. The exercise price and number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Placement Agent Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of such  warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Placement Agent Warrant up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Placement Agent Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Exchange Listing

The Placement Agent Warrants are not listed on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our Common Stock, such holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holder exercises their Placement Agent Warrants.

Amendments

The Placement Agent Warrants may be modified or amended with the written consent of the holder of such warrants and us.

NSC Venture Fund Warrants

As of December 31, 2024, there were warrants (the “NSC Warrants”) outstanding to purchase up to 5 shares of Common Stock.

Duration and Exercise Price

The NSC Warrants have an exercise price of $6,375 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The NSC Warrants expire ten years after the date of issuance.

Exercisability

The NSC Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise.

Rights as a Stockholder

Except as otherwise provided in the NSC Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the NSC Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their NSC Warrants.

Amendments

The NSC Warrants may be modified or amended with the written consent of the holder of such warrants and us.

Horizon Technology Finance Group Warrants

As of December 31, 2024, there were warrants (the “Horizon Warrants”) outstanding to purchase up to 384 shares of Common Stock.

Duration and Exercise Price

The Horizon Warrants have an exercise price of $2,602.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Horizon Warrants expire ten years after the date of issuance.

Exercisability

The Horizon Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. The Horizon Warrants may also be exercise through a net issuance conversion.

Rights as a Stockholder

Except as otherwise provided in the Horizon Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Horizon Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Horizon Warrants.

Amendments

The Horizon Warrants may be modified or amended with the written consent of the holder of such warrants and us.

Runway Growth Warrants

As of December 31, 2024, there were warrants (the “Runway Growth Warrants”) outstanding to purchase up to 997 shares of Common Stock.

Duration and Exercise Price

The Runway Growth Warrants have an exercise price of $601.58 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Runway Growth Warrants expire ten years after the date of issuance.

Exercisability

The Runway Growth Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise.

Cashless Exercise

The holder of the Runway Growth Warrants may, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Runway Growth Warrants.

Rights as a Stockholder

Except as otherwise provided in the Runway Growth Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Runway Growth Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Runway Growth Warrants.

Amendments

The Runway Growth Warrants may be modified or amended with the written consent of the holder of such warrants and us.

Undesignated Preferred Stock

The undesignated Preferred Stock may be issued from time to time in one or more series. Our Board of Directors is authorized to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences and other designations, powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock (but not below the number of shares of any such series then outstanding).

Certain Certificate of Incorporation, Bylaws, and Statutory Provisions

Certain of the provisions of our Certificate of Incorporation and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a holder of shares of our Common Stock might consider in its interest, including an attempt that might result in a receipt of a premium over the market price for such shares.

Directors’ Liability; Indemnification of Directors and Officers

Our Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no present or former director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our Certificate of Incorporation and Bylaws provide that we will indemnify each director and the officers, employees, and agents determined by our Board of Directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of the stockholders may be called, at any time for any purpose or purposes, by the Board of Directors or by such person or persons as may be authorized by the Certificate of Incorporation or the Bylaws, or by such person or persons duly designated by the Board of Directors whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Stockholder Action by Written Consent Without a Meeting

Our Bylaws provide that any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

Election and Removal of Directors

Our Certificate of Incorporation provides that for a period of ten (10) years from the date of the first issuance of shares of Class A Common Stock, the holders of record of the shares of Class A Common Stock (or other capital stock or securities that are issued upon conversion of or in exchange for the Class A Common Stock and whether or not the Class A Special Conversion Termination Date (as defined in the Certificate of Incorporation) has occurred), exclusively and as a separate class, shall be entitled to appoint or elect one (1) director of the Company. The holders of record of the shares of Common Stock and Preferred Stock (including Class A Common Stock and Class A Preferred Stock) and of any other class or series of voting stock, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company, if any.

Any director may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class(es) of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to our Certificate of Incorporation.

Our Bylaws provide that directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by our Certificate of Incorporation or Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each director shall be a natural person. Elections of directors need not be by written ballot.

Any director may resign at any time upon notice given in writing or electronic transmission to the Company. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in our Bylaws in the filling of other vacancies.

Unless otherwise provided in our Certificate of Incorporation or Bylaws: (a) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and (b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Amendment of the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that the Company reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, and other provisions authorized by the DGCL and the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to our Certificate of Incorporation in its present form or as hereafter amended, are granted subject to the rights reserved in our Certificate of Incorporation.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Company is expressly authorized to make, alter, and repeal the Bylaws of the Company, subject to the power of the stockholders of the Company to alter or repeal any bylaw whether adopted by them or otherwise.

Our Bylaws provide that the original or other bylaws of the Company may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, that the Company may, in our Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Anti-Takeover Provisions of Delaware Law

Our Certificate of Incorporation provides that the Company elects not to be governed by Section 203 of the DGCL. To the fullest extent permitted by section 122(17) of the DGCL, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in any Excluded Opportunity (as defined in the Certificate of Incorporation) or in being offered an opportunity to receive notice of or participate in any Excluded Opportunity, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity (“Person”) shall be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such Excluded Opportunity, directs such Excluded Opportunity to another Person or fails to present such Excluded Opportunity, or information regarding such Excluded Opportunity, to the Company or its subsidiaries. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Company shall be deemed to have notice of and consented to the provisions of our Certificate of Incorporation. Neither the alteration, amendment or repeal of our Certificate of Incorporation nor the adoption of any provision of our Certificate of Incorporation inconsistent with the above shall eliminate or reduce the effect of the above in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for the above, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MBIO”.

Transfer Agent and Registrar

The Transfer Agent for our Common Stock is VStock Transfer, LLC.